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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE                           CONTACT: MARC CANNON
                                                         (954) 769-3146
                                                         cannonm@autonation.com


                AUTONATION REPORTS FIRST-QUARTER NET INCOME FROM
                    CONTINUING OPERATIONS OF $0.72 PER SHARE

      o Excluding Benefit from Recent IRS Settlement, Record First-Quarter EPS from Continuing Operations of $0.29 Compared to $0.28 for the Period a Year Ago

      o  $0.29 Exceeds The Analysts' Consensus Estimate of $0.27

      o  Fifth Consecutive Quarter of Record EPS

         FORT LAUDERDALE, FLA. (APRIL 28, 2003) -- AUTONATION, INC. (NYSE: AN), America's largest retailer of both new and used vehicles, today reported first-quarter net income from continuing operations of $211.9 million, or $0.72 per share, on revenue of $4.5 billion for the period ending March 31, 2003. The Company offset lower revenue and gross profit with a benefit resulting from the previously announced settlement with the Internal Revenue Service, continued share repurchases and lower operating expenses. The results compare with 2002 first-quarter net income from continuing operations of $91.7 million, or $0.28 per share, on revenue of $4.8 billion.

         The 2003 first quarter results include a benefit of $127.5 million, or $0.43 per share, resulting from the settlement with the IRS of the tax treatment of certain Company transactions in 1997 and 1999. As a result of the tax settlement, the Company expects to incur pre-tax interest expense of $20 million or $0.04 per share for the full year, of which $1.9 million was incurred in the first quarter. The impact of the tax settlement is included in net income from continuing operations for the period. Excluding only the $127.5 million benefit, net income from continuing operations would have been $84.4 million, or a record first-quarter earnings per share from continuing operations of $0.29 per share, which exceeds first-quarter earnings per share of $0.28 for the period a year ago.

         Mike Jackson, Chairman and Chief Executive Officer of AutoNation, stated, "AutoNation's scale, coupled with the resiliency of our business model, allowed our Company to perform despite a challenging economy."

         The Company's first-quarter net income was impacted by two non-operating events. First, a loss from discontinued operations of $12.3 million after-tax, or $0.04 per share, due to a previously announced agreement with ANC Rental Corporation and its unsecured creditors' committee. As a result of the agreement, AutoNation's remaining after-tax exposure to ANC could be up to $12.0 million. Second, a charge of $14.6 million after-tax, or $0.05 per share, for the cumulative effect from an accounting change adopted in accordance with rules recently issued by the Emerging Issues Task Force (EITF). The accounting change relates primarily to floorplan assistance and took effect January 1, 2003. Including these items, the Company's 2003 first-quarter net income was $185.0 million, or $0.63 per share.

         Other highlights in the first quarter included:

         o The repurchase of over five percent of the Company's outstanding shares, or 16.6 million shares, at a cost of $204.6 million.

         o A five percent reduction in selling, general and administrative expenses that contributed to a 10-basis point improvement in operating margin to 3.8 percent.

         o The acquisition of twelve new vehicle franchises representing collective annual revenue of approximately $270 million. The closed acquisitions include the previously announced Vista Automotive Group, with six franchises in Corpus Christi, Texas, and Jim McNatt Honda of Dallas, Texas. Also included is a Pontiac GMC dealership in Houston, Texas and a Pontiac Buick GMC dealership in Hawthorne, California.


                                    --MORE--


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         Looking ahead, Jackson said, "We believe that the automotive retail environment will continue to be challenging. We will continue to focus on cost reductions, operational improvements and efficient allocation of our capital. After considering all of these factors, we are maintaining our outlook for full-year earnings per share from continuing operations excluding the impact of the tax settlement."

         The Company's earnings outlook, excluding the impact of the tax settlement, remains unchanged. However, in order to reflect the expected ongoing interest expense associated with the tax settlement of $0.04 per share for 2003, the Company is updating its full-year earnings guidance. As a result, the Company's previously announced estimate for full-year 2003 earnings per share from continuing operations of $1.25 to $1.30 (which did not reflect the impact of the tax settlement) is being adjusted to $1.21 to $1.26 per share. For the 2003 second quarter, the Company anticipates earnings per share of $0.29 to $0.31. On a GAAP basis for the full-year, the Company anticipates earnings per share from continuing operations of $1.64 to $1.69, which includes the impact of the Company's tax settlement. The reconciliation of the Company's earnings estimate is set forth in the table below:

Original full-year guidance                                       $1.25 - $1.30
Full-year impact of interest related to IRS settlement                  ($0.04)
                                                                  -------------
Adjusted full-year guidance                                       $1.21 - $1.26
Income tax benefit from IRS settlement                                    $0.43
                                                                  -------------
Expected 2003 full-year GAAP EPS from continuing operations       $1.64 - $1.69
                                                                  =============

         AutoNation will discuss its 2003 first-quarter results, its outlook and supporting assumptions later this morning during a 10 a.m., Eastern Time, conference call. To listen live to the conference call, dial 800-230-1766 or listen via the audio webcast offered at HTTP://CORP.AUTONATION.COM by clicking on its webcast link. A replay of the conference call will be available after 4:30 p.m., Eastern Time, through May 5, 2003. Replays can be accessed by calling 800-475-6701 (access code 681672) or by visiting the "Investors" section of HTTP://CORP.AUTONATION.COM.


ABOUT AUTONATION, INC.

         AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America's largest retailer of both new and used vehicles. Ranked No. 93 on the 2003 FORTUNE 500 and a component of the Standard and Poor's 500 Index, AutoNation employs approximately 28,500 people and owns and operates 373 new vehicle franchises in 17 states. For additional information, please visit HTTP://CORP.AUTONATION.COM or WWW.AUTONATION.COM, where more than 100,000 vehicles are available for sale.


FORWARD-LOOKING STATEMENTS

         Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook. This release contains certain non-GAAP financial measures as defined under SEC rules, including net income from continuing operations excluding the first-quarter tax benefit. The Company believes such non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. As required by SEC rules, the Company has provided reconciliations of those measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release.

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